                                                                Preliminary Copy

                  UNITED FUNDS, INC.  UNITED ACCUMULATIVE FUND
                     UNITED FUNDS, INC.  UNITED INCOME FUND
                      UNITED CONTINENTAL INCOME FUND, INC.

                6300 Lamar Avenue  Overland Park, Kansas 66202


                   NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS

                               November 21, 1994

To Shareholders:

     Notice is hereby given that Special Meetings of the shareholders of United Funds, Inc. United Accumulative Fund, United Funds, Inc. United Income Fund, and United Continental Income Fund, Inc. (each, a "Fund" and collectively, the "Funds"), respectively, will be held jointly at 6300 Lamar Avenue, Overland Park, Kansas 66202, on the 21st day of November, 1994, at 10:00 a.m., local time, or any adjournment(s) thereof, for the following purposes:

     1. To ratify the selection of Price Waterhouse as independent accountants of each Fund for its current fiscal year.

     2. To eliminate the Fund's fundamental investment restriction regarding investments in restricted securities.

     3. To amend the Investment Management Agreement for each Fund to change the "specific" fee paid by the Fund to Waddell & Reed Investment Management Company.

     4. To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

     The Board of Directors of each Fund has fixed the close of business on September 23, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. You are entitled to vote at the meeting and any adjournment(s) thereof if you owned shares of any of the Funds at the close of business on September 23, 1994. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please complete, date, sign and properly return the enclosed proxy card in the enclosed postage paid envelope. If you do not sign and return your proxy card(s), the Funds may incur the additional expense of subsequent mailings in order to have a sufficient number of cards signed and returned.

     You should retain this Notice and Proxy Statement. This is a combined Notice and Proxy Statement for the above-named Funds in the United Group of Mutual Funds. The shares you own in a particular Fund may only be voted with respect to that Fund. If you own shares in more than one of the Funds listed, please vote with respect to each Fund on the proxy card provided with respect to that Fund. Please sign, date and return any and all proxy cards that are mailed to you.

                              By Order of the Boards of Directors

                              Sharon K. Pappas, Secretary

October 10, 1994
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                  UNITED FUNDS, INC.  UNITED ACCUMULATIVE FUND
                     UNITED FUNDS, INC.  UNITED INCOME FUND
                      UNITED CONTINENTAL INCOME FUND, INC.
                6300 Lamar Avenue  Overland Park, Kansas 66202

                                PROXY STATEMENT

                                  INTRODUCTION

     This document is a proxy statement with respect to each Fund listed above furnished in connection with the solicitation of proxies by the Board of Directors of each Fund to be used at the Funds' joint special meeting of shareholders ("Meeting") or any adjournment(s) thereof. (United Continental Income Fund, Inc., and the separate series of United Funds, Inc., listed above are referred to in this Proxy Statement collectively as the "Funds" and individually as a "Fund.") The Meeting will be held on November 21, 1994, 10:00 a.m. local time, at 6300 Lamar Avenue, Overland Park, Kansas 66202, for the purposes set forth in the attached Notice of the Meeting.

     A majority of the shares outstanding on the record date, September 23, 1994, represented in person or by proxy, of a Fund must be present for the transaction of business at that Fund's Meeting. In the event that a quorum is present at the Meeting but sufficient votes to approve any one of the Proposals are not received, the persons named as proxies (or their substitutes) may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR such Proposal in favor of an adjournment and will vote those proxies required to be voted AGAINST such Proposal against such adjournment. A shareholder vote may be taken on one or more of the Proposals described in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     For each Proposal, the favorable vote of the holders of a majority of the outstanding shares of each Fund present in person or by proxy at the Meeting, provided a quorum is present, is required for approval as to that Fund. Under the Investment Company Act of 1940, as amended ("1940 Act"), the vote of the holders of a "majority" of the outstanding shares means the vote of holders of the lesser of: (a) 67% or more of the Fund's shares present at the Meeting or represented by proxy if holders of more than 50% of the Fund's shares are so present or represented; or (b) more than 50% of the outstanding shares of the Fund.

     The individuals named as proxies (or their substitutes) in the enclosed proxy card (or cards if you own shares of more than one Fund or have multiple accounts) will vote in accordance with your directions as indicated thereon if your proxy is received properly executed. You may direct the proxy holders to vote your shares on a Proposal by checking the appropriate box "For" or "Against," or instruct them not to vote those shares on the Proposal by checking the "Abstain" box. Alternatively, you may simply sign, date and return your proxy card(s) with no specific instructions as to the Proposals. If you properly execute your proxy and give no voting instructions with respect to a Proposal, your shares will be voted for the Proposal.

     The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Meeting. Each full share issued and outstanding is entitled to one vote and each fractional share issued and outstanding is entitled to a proportionate share of one vote. The shareholders of each Fund vote separately with respect to each Proposal, except that the shareholders of United Accumulative Fund and United Income Fund vote together with respect to the ratification of independent accountants (Proposal 1).

     Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any Proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by a Fund, but are not voted as to one or more Proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

     You may revoke your proxy with respect to a Fund: (a) at any time prior to its exercise by written notice of its revocation to the Secretary of the Fund at the above address prior to the Meeting; (b) by the subsequent execution and return of another proxy prior to the Meeting; or (c) by being present and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of your proxy.

     The principal solicitation of proxies will be by the mailing of this Proxy Statement on or about October 10, 1994. Proxies may also be solicited by telephone, telegraph, telecopier and personal interviews by representatives of each Fund, regular employees and sales representatives of Waddell & Reed, Inc. ("Waddell & Reed"), the principal underwriter of each Fund, Waddell & Reed's affiliates, certain broker-dealers (who may be specifically compensated for such services), and representatives of any independent proxy solicitation service retained for the Meetings. Brokerage firms, banks and others may be requested or required to forward the Notice and this Proxy Statement to beneficial owners of shares so that the owners may authorize the voting of these shares. Each Fund will pay these firms for its share of the out-of-pocket expenses for doing so. Each Fund will pay a portion of the costs of the Meeting, including the costs of solicitation, allocated on the basis of the number of shareholder accounts of each Fund.

     As of September 23, 1994, the Funds had the number of shares outstanding listed below.

                                              Shares
Fund                                          Outstanding

United Funds, Inc.
   United Accumulative Fund
   United Income Fund
United Continental Income Fund, Inc.

     To the knowledge of each Fund, as of September 23, 1994, no one shareholder held of record or owned beneficially more than 5% of the outstanding shares of the Fund. With respect to United Income Fund, _____ shares were held of record by the custodian bank of United Income Investment Programs. These shares were ___% of the outstanding shares of United Income Fund. The beneficial ownership of shares held by the custodian bank as such is in the planholders or programholders. These shares are voted as the planholders or programholders instruct. If the custodian bank does not get instructions on particular shares of a Fund, it votes them in the same ratio as those shares of that Fund for which it did get instructions.

     Each Fund's annual report for its most recent fiscal year has been sent to shareholders of the Fund on or before the mailing of this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED EACH OF THE FOLLOWING PROPOSALS AND
               RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THEM.

 PROPOSAL 1:  RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS EACH FUND'S
                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse has been selected by the respective Boards of Directors as each Fund's independent public accountants for the Fund's current fiscal year. The shareholders of each Fund are entitled to vote for or against the ratification of the selection of Price Waterhouse.

     Price Waterhouse has advised each Fund that neither it nor any of its partners has any direct or indirect financial interest or connection (other than as independent accountants) in the Fund or any of its affiliates. Price Waterhouse has been given the opportunity to make a statement at the Meeting if it so desires. Price Waterhouse is not expected to have a representative present at the Meeting but will be available should any matter arise requiring its presence.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

   PROPOSAL 2:  ELIMINATION OF EACH FUND'S FUNDAMENTAL INVESTMENT RESTRICTION
                 REGARDING INVESTMENTS IN RESTRICTED SECURITIES

     Each Fund is currently subject to a fundamental investment restriction that provides that the Fund does not "invest in restricted securities" and that also defines restricted securities as "securities which cannot freely be sold for legal reasons." Because it is fundamental, a Fund's restriction against purchasing restricted securities may be modified only with the approval of the shareholders of the Fund.

     Typically, restricted securities cannot be sold to the public without registration under the Securities Act of 1933 ("1933 Act"). Unless registered, these securities can only be sold in privately negotiated transactions or pursuant to an exemption from registration. The Fund's restriction precludes the Fund from investing in securities for which there is no public market or which generally are not otherwise traded freely (i.e., illiquid securities). However, the Fund's investment restriction does not expressly refer to liquidity. As a result, the Fund may not invest in certain securities even if they are liquid. For example, Rule 144A under the 1933 Act permits resales to eligible institutional investors of restricted securities that, when issued, were not of the same class as securities listed on a U.S. securities exchange or NASDAQ. Rule 144A reflects recognition that, even though unregistered securities may not be freely offered to the general public, in many cases an active secondary market exists for unregistered securities and other institutional buyers stand ready to purchase such securities at market value from institutional holders such as the Funds in transactions exempt from registration.

     In view of changes that have occurred, and that may in the future occur, in the 1933 Act requirements regarding the types of offers and sales that may be made without an effective registration statement and the increased size and liquidity of the institutional markets for unregistered securities, the Board of Directors believes that the Fund's current restriction is unnecessarily limiting, particularly since the Fund also has a non-fundamental policy which limits its investments in illiquid securities. Under that policy, the Fund may not make an investment if, as a result, more than 10% of the its net assets would be invested in illiquid securities. (Under a current position of the staff of the Securities and Exchange Commission, each Fund could invest up to 15% of its assets in illiquid securities, although the Board of Directors has no present intention to change any Fund's current policy to reflect this higher limit.)

     If the shareholders of a Fund approve this Proposal to eliminate that Fund's fundamental restriction regarding restricted securities, whether or not the Fund could invest in an unregistered security would continue to be determined by reference to the Fund's investment objective and policies, including its policy regarding illiquid investments, subject to the applicable requirements of the 1940 Act.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

 PROPOSAL 3:  AMENDMENT OF THE INVESTMENT MANAGEMENT AGREEMENT FOR EACH FUND TO
    CHANGE THE "SPECIFIC" FEE PAID BY THE FUND TO WADDELL & REED INVESTMENT
                               MANAGEMENT COMPANY

     Waddell & Reed Investment Management Company currently serves as the investment manager ("Manager") to United Funds, Inc. United Accumulative Fund and United Funds, Inc. United Income Fund pursuant to the assignment to the Manager by Waddell & Reed on January 8, 1992, of its investment management duties under its Investment Management Agreement dated July 1, 1990 with United Funds, Inc. Similarly, the Manager serves as the investment manager to United Continental Income Fund, Inc., pursuant to the assignment to the Manager by Waddell & Reed, on January 8, 1992, of its investment management duties under its Investment Management Agreement dated August 1, 1990 with that Fund. (Each Investment Management Agreement is referred to hereinafter as an "Agreement" and its corresponding assignment to the Manager as the "Assignment.")

     Each Fund's shareholders are being asked to approve an amendment to the fee schedule of its Agreement that will increase the "Specific" fee payable by the Fund as described below. The Agreement regarding United Funds, Inc. United Accumulative Fund and United Funds, Inc. United Income Fund was last submitted to shareholders of those Funds, respectively, on June 29, 1990, in connection with the Agreement's initial approval by shareholders, and continuance of the Agreement was last approved, along with the related Assignment, by the Board of Directors on April 20, 1994. The Agreement regarding United Continental Income Fund, Inc. was last submitted to shareholders of that Fund on June 29, 1990, in connection with the Agreement's initial approval by shareholders, and continuance of the Agreement was last approved, along with its related Assignment, by the Board of Directors on June 29, 1994.

     On August 31, 1994, the Board of Directors of each Fund, including those Directors who are not parties to the Fund's Agreement or interested persons (as such term is defined in the 1940 Act of any such party ("Independent Directors"), unanimously approved, subject to the required shareholder approval described herein, an amendment to the fee schedule of that Agreement to increase the Specific fee payable by the Fund. (The form of each Agreement is attached hereto as Exhibit A.) As of the date of this Proxy Statement, four of each Fund's Directors are interested persons, as defined in the 1940 Act, of the Manager and Waddell & Reed. The Directors who are "interested persons" are John
F. Hayes, William T. Morgan, Ronald K. Richey and Keith A. Tucker. Each is an interested person because he is a present or former officer, director and/or shareholder of the Manager and/or certain of its affiliates. Each Director is also a Director and/or officer (holding the same office) of TMK/United Funds, Inc., Waddell & Reed Funds, Inc., Torchmark Government Securities Fund, Inc. and Torchmark Insured Tax-Free Fund, Inc., each of which is a registered investment company managed by the Manager.

Management Services and Current Fee Schedule

     Under the applicable Agreement, the Manager is employed to supervise the investments of the Fund. The Manager is to regularly provide investment advice to the Fund and furnish continuously an investment program for the Fund in accordance with the Fund's investment policies and goals, subject to the direction and control of the Directors of the Fund. The Manager also determines what securities will be bought and sold and places purchase and sale orders for the Fund. For these services, the Manager is paid a fee consisting of two elements: (1) a Specific Fund fee computed on the Fund's net asset value as of the close of each day; and (2) the Fund's pro rata participation, based on the relative net asset size of the Fund, in a Group fee computed each day on the combined net assets of all the funds in the United Group of Mutual Funds at the annual rates shown in the table below. The fee is accrued and paid daily.

     Pursuant to the Agreements, the Specific fees relating to each Fund currently are as follows:

                                           Specific Annual Fee
Name of Fund                                as % of Net Assets

United Funds, Inc. United Accumulative          .05 of 1%
Fund

United Funds, Inc. United Income Fund           .05 of 1%

United Continental Income Fund, Inc.            .10 of 1%

     Pursuant to the Agreements, the Group fee of which each Fund pays its pro rata share is as follows:

Group Net Asset Level                       Annual Group Fee
(all Dollars in Millions)              Rate for Each Level

From $     0 to $   750                        .51 of 1%

From $   750 to $ 1,500                        .49 of 1%

From $ 1,500 to $ 2,250                        .47 of 1%

From $ 2,250 to $ 3,000                        .45 of 1%

From $ 3,000 to $ 3,750                        .43 of 1%

From $ 3,750 to $ 7,500                        .40 of 1%

From $ 7,500 to $12,000                        .38 of 1%

Over $12,000                                   .36 of 1%

     The total Specific and Group fees paid by each Fund to the Manager for investment management services for its past fiscal year were as follows:

Fund                                         Total Management
                                                   Fees

United Funds, Inc. United Accumulative
Fund                                          $ 4,776,064
  (fiscal year ended December 31, 1993)

United Funds, Inc. United Income Fund
  (fiscal year ended December 31, 1993)       $13,089,827

United Continental Income Fund, Inc.
  (fiscal year ended March 31, 1994)          $ 2,128,295

The Proposal:  Change in Specific Fees

     If the shareholders of a Fund approve this Proposal, then the Agreement will be amended to increase that Fund's Specific fee as follows:

Name of Fund                              Specific Annual Fee
                                          as % of Net Assets

United Funds, Inc. United Accumulative         .15 of 1%
Fund

United Funds, Inc. United Income Fund          .15 of 1%

United Continental Income Fund, Inc.           .15 of 1%

     No change is proposed to the Group fee or to any other provision of the Agreements. If the shareholders of a Fund do not approve this Proposal, then the current Specific fee applicable to that Fund will continue in effect, provided that continuance of the Fund's Agreement is approved annually as required under the 1940 Act.

The Manager

     The address of the Manager is 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217. The Manager is a wholly-owned subsidiary of Waddell & Reed, the principal underwriter to each Fund, whose address is the same as that of the Manager. Waddell & Reed is a direct subsidiary of Waddell & Reed Financial Services, Inc., a holding company, and an indirect subsidiary of Torchmark Corporation, a publicly held company. Waddell & Reed Financial Services, Inc. is a wholly-owned subsidiary of United Investors Management Company, a holding company which is wholly-owned by Torchmark Corporation. The address of Torchmark Corporation and United Investors Management Company is 2001 Third Avenue South, Birmingham, Alabama 35233.

     Waddell & Reed or its predecessor served as the investment manager to each of the funds within the United Group of Mutual Funds since 1940 or the inception of the Fund, whichever was later, and to TMK/United Funds, Inc. since its inception. On January 8, 1992, subject to the authority of the respective Boards of Directors of these funds, Waddell & Reed assigned its investment management duties for these funds (and the related professional staff) to the Manager. The Manager also serves as the investment manager to Waddell & Reed Funds, Inc., Torchmark Government Securities Fund, Inc., and Torchmark Insured Tax-Free Fund, Inc.

     For each of the funds in the United Group for which the Manager serves as the investment manager, the approximate size of the fund as of August 31, 1994, and the rate of compensation payable to the Manager are as follows:

                                            Specific Annual Fee
Name of Fund and Approximate Size           as % of Net Assets

United Funds, Inc.
  United Income Fund
   $3,335,375,593                                 .05 of 1%
  United Accumulative Fund
   $1,026,915,937                                 .05 of 1%
  United Bond Fund
   $555,975,661                                   .03 of 1%
  United Science and Technology Fund
   $459,216,481                                   .20 of 1%
United International Growth Fund, Inc.
   $644,189,367                                   .30 of 1%
United Continental Income Fund, Inc.
   $438,429,098                                   .10 of 1%
United Vanguard Fund, Inc.
   $1,020,276,591                                 .30 of 1%
United Retirement Shares, Inc.
   $483,458,428                                   .15 of 1%
United Municipal Bond Fund, Inc.
   $974,778,481                                   .03 of 1%
United High Income Fund, Inc.
   $954,577,174                                   .15 of 1%
United Cash Management, Inc.
   $324,889,081                                      None
United Government Securities Fund, Inc.
   $163,145,241                                      None
United New Concepts Fund, Inc.
   $241,081,460                                   .35 of 1%
United Gold & Government Fund, Inc.
   $43,603,553                                    .30 of 1%
United Municipal High Income Fund, Inc.
   $347,208,026                                   .10 of 1%
United High Income Fund II, Inc.
   $365,040,874                                   .15 of 1%

Each of the foregoing funds also pays its pro rata share, based on its relative net assets, of the Group fee described above.

     The Manager also acts as the investment manager for each of the Portfolios of TMK/United Funds, Inc. The approximate size of each Portfolio as of August 31, 1994, and the rate of compensation payable to the Manager are as follows:

Name of Portfolio and                        Specific Annual Fee
Approximate Size                              as % of Net Assets
Income Portfolio
   $213,412,769                                   .20 of 1%
Growth Portfolio
   $274,889,115                                   .20 of 1%
High Income Portfolio
   $76,488,093                                    .15 of 1%
Bond Portfolio
   $78,220,872                                    .03 of 1%
Money Market Portfolio
   $21,213,776                                       None
International Portfolio
   $11,299,582                                    .30 of 1%
Small Cap Portfolio
   $5,152,592                                     .35 of 1%
Balanced Portfolio
   $3,782,239                                     .10 of 1%
Limited-Term Bond Portfolio
   $1,201,981                                     .05 of 1%

     Each of the Portfolios of TMK/United Funds, Inc. also pays its pro rata share, based on its relative net assets, of a group fee for which the asset levels and applicable fee rates are as follows:

  Group Net Asset Level                   Annual Group Fee
(all dollars in millions)               Rate for Each Level

From $    0 to $  750                        .51 of 1%

From $  750 to $1,500                        .49 of 1%

From $1,500 to $2,250                        .47 of 1%

Over $2,250                                  .45 of 1%

     The Manager also serves as the investment manager for the following funds, for each of which the approximate size as of August 31, 1994, and the rate of compensation payable to the Manager are as follows:

Name of Fund and                                Annual Fee as
Approximate Size                               % of Net Assets
Waddell & Reed Funds, Inc.
   Total Return Fund
   $86,929,864                                    .71 of 1%
   Limited-Term Bond Fund
   $12,099,272                                    .56 of 1%
   Global Income Fund
   $10,755,095                                    .66 of 1%
   Municipal Bond Fund
   $26,172,586                                    .56 of 1%
   Growth Fund
   $62,125,479                                    .81 of 1%
Torchmark Government Securities Fund, Inc.
   $1,420,365                                     .40 of 1%
Torchmark Insured Tax-Free Fund, Inc.
   $2,255,631                                     .50 of 1%

     The Manager's audited balance sheets as of December 31, 1993, are attached to this Proxy Statement as Appendix B.

     The Directors and the principal executive officers of the Manager and their principal occupations are as follows:

Keith A. Tucker -- Chairman of the Board of Directors of the Manager, Waddell & Reed, Inc., Waddell & Reed Services Company, Waddell & Reed Asset Management Company, and Torchmark Distributors, Inc.; Director and President of each of the funds within the United Group of Mutual Funds, TMK/United Funds, Inc., Waddell & Reed Funds, Inc., Torchmark Government Securities Fund, Inc., and Torchmark Insured Tax-Free Fund, Inc.; President, Chief Executive Officer and Director of Waddell & Reed Financial Services, Inc.; Vice Chairman of the Board of Directors, Chief Executive Officer and President of United Investors Management Company; and Vice Chairman of the Board of Directors of Torchmark Corporation.

Robert L. Hechler -- Executive Vice President, Principal Financial Officer, Treasurer, and Director of the Manager; Vice President and Principal Financial Officer of each of the funds within the United Group of Mutual Funds, TMK/United Funds, Inc., Waddell & Reed Funds, Inc., Torchmark Government Securities Fund, Inc., and Torchmark Insured Tax-Free Fund, Inc.; Vice President, Chief Operations Officer, Treasurer, and Director of Waddell & Reed Financial Services, Inc.; President, Chief Executive Officer, Principal Financial Officer, Treasurer, and Director of Waddell & Reed, Inc.; Director and Treasurer of Waddell & Reed Asset Management Company; President, Treasurer, and Director of Waddell & Reed Services Company; and Vice President, Treasurer, Director of Torchmark Distributors, Inc.

Henry J. Herrmann -- President, Chief Executive Officer, Chief Investment Officer and Director of the Manager and Waddell & Reed Asset Management Company; Vice President of each of the funds within the United Group of Mutual Funds, TMK/United Funds, Inc., Waddell & Reed Funds, Inc., Torchmark Government Securities Fund, Inc., and Torchmark Insured Tax-Free Fund, Inc.; Vice President, Chief Investment Officer, and Director of Waddell & Reed Financial Services, Inc.; Director of Waddell & Reed, Inc.; and Senior Vice President and Chief Investment Officer of United Investors Management Company.

Sharon K. Pappas -- Senior Vice President, Secretary and General Counsel of the Manager, Waddell & Reed, Inc. and Waddell & Reed Services Company; Vice President, Secretary and General Counsel of Waddell & Reed Financial Services, Inc. and Torchmark Distributors, Inc.; Secretary and General Counsel of Waddell & Reed Asset Management Company; Vice President, Secretary and General Counsel of each of the funds within the United Group of Mutual Funds, TMK/United Funds, Inc., Waddell & Reed Funds, Inc., Torchmark Government Securities Fund, Inc., and Torchmark Insured Tax-Free Fund, Inc.

     The address of each officer and director of the Manager is 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

Additional Terms of the Agreements

     The terms of the respective Agreements between Waddell & Reed and each Fund, as assigned to the Manager, are substantially identical with the exception of the Specific Fund fees, which are set forth above.

     Each Agreement terminates automatically in the event of its "assignment" (as defined in the 1940 Act). Each Agreement provides for termination upon a minimum of 60 days' advance notice by the Fund and requires 120 days' advance notice of termination from the Manager to the Fund.

     Pursuant to each Agreement, the Manager provides investment advice and supervises the investments of the applicable Fund. Under the terms of the Agreement, the Manager has no obligation to provide accounting, shareholder servicing and related services. The Agreement authorizes the Fund to enter into an Accounting Services Agreement and/or Shareholder Servicing Agreement with the Manager or an affiliate of the Manager under the terms and provisions stated in the Agreement. Each Fund has entered into an Accounting Services Agreement with Waddell & Reed Services Company ("WARSCO"), a subsidiary of Waddell & Reed, pursuant to which agreement the Fund pays WARSCO a monthly fee, in arrears, of one-twelfth of the annual fee shown in the following table:

      Average Net Asset Level
      (all Dollars Are In Millions)             Annual Fee

      From $    0 to $   10                       $     0
      From $   10 to $   25                       $10,000
      From $   25 to $   50                       $20,000
      From $   50 to $  100                       $30,000
      From $  100 to $  200                       $40,000
      From $  200 to $  350                       $50,000
      From $  350 to $  550                       $60,000
      From $  550 to $  750                       $70,000
      From $  750 to $1,000                       $85,000
           $1,000 and above                      $100,000

     Each Fund has also entered into a Shareholder Servicing Agreement with WARSCO pursuant to which agreement the Fund pays WARSCO a monthly fee of $1.0208 for each shareholder account which was in existence at any time during the prior month, plus $0.30 for each account on which a dividend or distribution, in cash or shares, had a record date in that month. The Fund also pays out-of-pocket expenses including: long distance telephone communications costs; microfilm and storage costs for certain documents; forms, printing and mailing costs; and costs of legal and special services not provided by the Manager or WARSCO.

Recommendation of Board of Directors

     At their meeting on August 31, 1994, the respective Boards of Directors of the Funds, including a majority of the Independent Directors, authorized submission of the proposed increase in the Funds' respective Specific fees to the shareholders of the affected Fund. In connection with their consideration of the proposed increase as described above, the Directors were advised by independent counsel to the Funds that are not counsel to the Manager or Waddell & Reed.

     In their consideration of the proposed increase in the Specific fee as it relates to each Fund, the Directors reviewed and analyzed a number of factors that they deemed relevant, including but not limited to: the nature, quality and scope of the services provided by the Manager under the Agreement; management fees paid to other managers by comparable funds; the overall expense ratio of the Fund under the current fee structure, the pro forma effect of the proposed increase in the Specific fees on the Fund's overall expense ratio and industry data regarding the overall expense ratios of comparable funds; and the revenues and expenses (actual and projected) of the Manager and Waddell & Reed as to the Fund and with respect to all of the funds managed by the Manager. After full and extensive consideration of these and other factors, the Board of Directors, including a majority of the Independent Directors, approved the proposed increase in the Specific fee for the Fund.

                      BROKERAGE AND PORTFOLIO TRANSACTIONS

     One of the duties undertaken by the Manager pursuant to each Agreement is to arrange the purchase and sale of securities for the portfolio of the applicable Fund. Transactions in securities other than those for which an exchange is the primary market are generally executed through dealers acting as principal or market makers. Brokerage commissions are paid primarily for effecting transactions in securities traded on an exchange and otherwise only if it appears likely that a better price or execution can be obtained. When possible, concurrent orders to purchase or sell the same security by more than one of the funds or other advisory accounts managed by the Manager or its affiliates are combined. Transactions effected pursuant to such combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each fund or advisory account.

     To effect the portfolio transactions of a Fund, the Manager is authorized to engage broker-dealers ("brokers") which, in the Manager's best judgment based on all relevant factors, will implement the policy of the Fund to achieve "best execution" (prompt and reliable execution at the best price obtainable) for reasonable and competitive commissions. The Manager need not seek competitive commission bidding but is expected to minimize the commissions paid to the extent consistent with the interests and policies of the Fund. Such policies include the selection of brokers that provide execution and/or research services ("brokerage services") considered by the Manager to be useful or desirable for its investment management of the Funds and advisory accounts for which the Manager or its affiliates have investment discretion.

     Brokerage services are, in general, defined by reference to Section 28(e) of the Securities Exchange Act of 1934 as including (i) advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities and purchasers or sellers; (ii) furnishing analyses and reports; or (iii) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody). "Investment discretion" is, in general, defined as having authorization to determine what securities shall be purchased or sold for an account, or making those decisions even though someone else has responsibility.

     The commissions paid to brokers that provide such brokerage services may be higher than those commissions that another qualified broker would charge for effecting comparable transactions if a good faith determination is made by the Manager that the commission is reasonable in relation to the brokerage services provided. Subject to the foregoing considerations, the Manager may also consider the willingness of particular brokers and dealers to sell shares of the Fund and other funds managed by the Manager and its affiliates as a factor in their selection. No allocation of brokerage or principal business is made to provide any other benefits to the Manager or its affiliates.

     The investment research provided by a particular broker may be useful only to one or more of the other advisory accounts of the Manager or its affiliates, and investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of such other accounts. To the extent that electronic or other products provided by such brokers to assist the Manager in making investment management decisions are used for administration or other non-research purposes, a reasonable allocation of the cost of the product attributable to its non-research use is made by the Manager.

     Such investment research (which may be supplied by a third party at the request of a broker) includes information on particular companies and industries as well as market, economic, or institutional activity areas. It serves to broaden the scope and supplement the research activities of the Manager; serves to make available additional views for consideration and comparisons, and enables the Manager to obtain market information on the price of securities held in the Fund's portfolio or being considered for purchase.

     In placing transactions for a Fund's portfolio, the Manager may consider sales of shares of the Fund and other funds managed by the Manager and its affiliates as a factor in the selection of brokers to execute portfolio transactions. The Manager intends to allocate brokerage on the basis of this factor only if the sale is $2 million or more and there is no sales charge. This results in the consideration only of sales which by their nature would not ordinarily be made by Waddell & Reed's direct sales force and is done in order to prevent the direct sales force from being disadvantaged by the fact that it cannot participate in Fund brokerage.

     During the preceding fiscal year of each Fund, each Fund paid brokerage commissions as shown below. These figures do not include principal transactions or spreads or concessions on principal transactions, i.e., those in which a Fund sell securities to a broker-dealer or buys from a broker-dealer firm securities owned by it. During each fiscal year, no Fund paid any brokerage commissions to the Manager or any affiliate of the Manager. The table below also shows for each Fund's last fiscal year the transactions, other than principal transactions, which were directed to broker-dealers who provided research as well as execution and the brokerage commission paid on such transactions. These transactions were allocated to these broker-dealers by the current internal allocation procedures discussed above.

                                                 Transactions and
                                             Commissions for Research
Fund                            Brokerage     Amount of      Brokerage
                               Commissions   Transactions   Commissions
United Funds, Inc. United      $5,230,858   $2,473,177,835  $3,972,853
Accumulative Fund
  (fiscal year ended
December 31, 1993)
United Funds, Inc. United       2,078,626      867,643,246   1,489,827
Income Fund
  (fiscal year ended
December 31, 1993)
United Continental Income         324,152      152,624,099     241,355
Fund, Inc.
  (fiscal year ended March
31, 1994)

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

                        RECEIPT OF SHAREHOLDER PROPOSALS

     As a general matter, the Funds do not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of a Fund's shareholders should send such proposals to the Fund at 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

                                 OTHER BUSINESS

     No Fund knows of any other business to be presented at the Meetings other than the matters set forth in this Proxy Statement. If any other matter or matters are properly presented for action at the Meetings, the proxy holders will vote the shares which the proxy cards entitle them to vote in accordance with their judgment on such matter or matters. By signing and returning your proxy card, you give the proxy holders discretionary authority as to any such matter or matters.


                    By Order of the Boards of Directors

                    Sharon K. Pappas, Secretary





October 10, 1994

                                   APPENDIX A


                       [INVESTMENT MANAGEMENT AGREEMENT]

                                   APPENDIX B


                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY

                                 BALANCE SHEET

  To avoid the expense of adjourning the meeting to a subsequent date, please sign, date and return this proxy/authorization and direction for execution of proxy in the enclosed postage-paid envelope.

               NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED

                    [Please fold and detach before mailing]

                              PROXY/AUTHORIZATION AND DIRECTION
                              FOR EXECUTION OF PROXY SOLICITED
                              ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Keith A. Tucker and Sharon K. Pappas, or either of them (or their substitutes) as attorneys and proxies of the undersigned, with full power of substitution to represent and vote all of the shares of the Fund set forth above in which the undersigned own shares (including all shares of the Fund that the undersigned owns beneficially through the Custodian under a periodic investment program) and which are entitled to be voted at the Special Meeting of Shareholders of the Fund to be held November 21, 1994, at 10:00 a.m. local time, at 6300 Lamar Avenue, Overland Park, Kansas 66202, and any adjournment(s) thereof, and revoking all proxies heretofore given, as designated on the reverse side of this card. As to any other matter, the attorneys and proxies shall be authorized to vote in accordance with their best judgment. This proxy shall remain in effect for a period of one year from its date.

                         SIGN BELOW - Please sign exactly as your name appears hereon. If shares are registered in more than one name, all should sign but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign in partnership name by an authorized person.

                         Dated_____________________________, 1994

                         Signature_______________________________

                         Signature_______________________________

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
                                  PLEASE NOTE

     To save the expense of multiple mailings to the same shareholder, we have, whenever possible, included proxy cards for all your accounts in one envelope.

            PLEASE BE SURE TO SIGN AND RETURN ALL PROXIES RECEIVED.







THIS PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE SHARES WILL BE VOTED "FOR" THAT PROPOSAL. Receipt of the Proxy Statement is hereby acknowledged.

PROPOSAL 1.    To ratify the selection of Price Waterhouse as
               independent accountants of the Fund for its
               current fiscal year.
               For_________ Against_____   Abstain______

PROPOSAL 2.    To eliminate the Fund's fundamental investment
               restriction regarding investments in restricted securities.

               For_________ Against _____  Abstain _____

PROPOSAL 3.    To amend the Investment Management Agreement for
               each Fund to change the "specific" fee paid by the Fund to Waddell & Reed Investment Management
               Company.

               For ________ Against _____  Abstain _____





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